Exhibit 5.1

[Riordan & McKinzie Letterhead]

May 30, 2003

Advance Auto Parts, Inc.

5673 Airport Road

Roanoke, Virginia 24012

Re:	Advance Auto Parts, Inc.
Registration Statement on Form S-3 (File No. 333- )

Dear Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Advance Auto Parts, Inc. (the “Company”) of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the sale of up to 380,000 shares of Common Stock, par value $.0001 per share, of the Company which may be sold from time to time by certain selling stockholders (the “Shares”).

In rendering this opinion, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances. We are attorneys duly admitted to practice only in the State of California and are opining herein solely as to United States federal law and the General Corporation Law of the State of Delaware.

Based on such review, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which is part of the Registration Statement.

This opinion is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

/s/ Riordan & McKinzie